UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           December 27, 2005
Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building 435 Devon Park Drive Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)
610-293-0600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.
On December 27, 2005, Laureate Pharma, Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. (“Registrant”), and Discovery Laboratories, Inc. (“Discovery”) entered into an Asset Purchase Agreement pursuant to which, on December 30, 2005, Laureate Pharma, Inc. (“Laureate”) sold substantially all assets related to its Totowa, New Jersey operations to Discovery for $16 million in cash. Under the terms of the Asset Purchase Agreement, Laureate assigned to Discovery the Agreement of Lease (filed on October 25, 2004 as Exhibit 10.2 to Current Report on Form 8-K) and Termination and Option Agreement (filed on October 25, 2004 as Exhibit 10.3 to Current Report on Form 8-K) (each with Norwell Land Company), and terminated an employee leasing agreement with The P.F. Laboratories, Inc. In connection with these assignments and terminations, Registrant’s guaranty obligations under the foregoing leases also were limited. Laureate will provide certain manufacturing support services to Discovery for a transitional period, initially set at one year.

ITEM 1.02.	Termination of a Material Definitive Agreement.
The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: January 3, 2006	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel